                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                     Pursuant To Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of Report                                                 October 31, 2001
(Date of earliest event reported)

                             U.S. Laboratories Inc.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

           0-25339                                      33-0586167
           -------                                      ----------
   (Commission File Number)                (IRS Employer Identification Number)

7895 Convoy Court, Suite 18, San Diego, CA                                92111
 (Address of Principal Executive Offices)                            (Zip Code)

                                 (858) 715-5800
              (Registrant's Telephone Number, Including Area Code)

         U.S. Laboratories Inc., a Delaware corporation (the "Company" or the "Registrant"), filed with the Securities and Exchange Commission on November 13, 2001, a Current Report on Form 8-K (the "Current Report") describing the Company's acquisition of all of the outstanding capital stock of the Robert W. Hunt Company, a Delaware corporation ("Hunt"), on October 31, 2001. In accordance with the instructions to paragraphs (a)(4) and (b)(2) of Item 7, the Current Report omitted the financial statements of the business acquired and the pro forma financial information required by such paragraphs.

         Accordingly, the Company hereby amends the Current Report by deleting
Item 7 thereof and replacing it in its entirety with the following:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business acquired.
                  -----------------------------------------

                  Audited financial statements of Robert W. Hunt Company as of December 31, 2000 and for each of the two years in the period ended December 31, 2000, together with the report of the independent auditors on those financial statements.

         (b)      Pro Forma Financial Information.
                  -------------------------------

         (i) Pro Forma condensed combined balance sheet as of September 30, 2001 (unaudited).

         (ii) Pro Forma condensed combined statement of income for the year ended December 31, 2000 (unaudited).

         (iii) Pro Forma condensed combined statement of income for the nine months ended September 30, 2001 (unaudited).

         (c)      Exhibits
                  --------

Exhibit No.
2.1 Stock Purchase Agreement, dated as of October 31, 2001, by and among U.S. Laboratories Inc., Richard C. Robinson, Daniel C. Biank and Alfred L. Masden. (previously filed)

23.1              Consent of Ernst & Young LLP.

                             Robert W. Hunt Company

                          Audited Financial Statements

                     Years ended December 31, 2000 and 1999




                                    Contents

Report of Independent Auditors .........................................   1

Audited Financial Statements

Balance Sheet ..........................................................   2
Statements of Income ...................................................   3
Statements of Stockholders' Equity .....................................   4
Statements of Cash Flows ...............................................   5
Notes to Financial Statements ..........................................   6

                         Report of Independent Auditors

To the Board of Directors
U.S. Laboratories Inc.
and Robert W. Hunt Company

We have audited the accompanying balance sheet of Robert W. Hunt Company as of December 31, 2000, and the related statements of income, shareholders' equity and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Robert W. Hunt Company at December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States.

                                                       Ernst & Young LLP

San Diego, California
August 31, 2001, except for Note 1,
     as to which the date is November 13, 2001

                            Robert W. Hunt Company

                                  Balance Sheet

                                December 31, 2000

Assets
Current assets:

   Cash and cash equivalents                                                                  $  965,137
   Trade accounts receivable, net                                                              3,413,773
   Prepaid expenses and deposits                                                                  86,149
   Deferred income taxes                                                                          76,496
                                                                                              ----------
Total current assets                                                                           4,541,555
                                                                                              ----------

Equipment and improvements                                                                       310,105
Less accumulated depreciation and amortization                                                   229,335
                                                                                              ----------
                                                                                                  80,770
                                                                                              ----------
Total assets                                                                                  $4,622,325
                                                                                              ==========

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable and other accrued liabilities                                             $2,668,030
                                                                                              ----------
Total current liabilities                                                                      2,668,030

Stockholders' equity:
   Common stock - par value $1 per share,
     authorized 500 shares; issued and outstanding, 240 shares                                       240
   Additional paid-in capital                                                                    194,460
   Retained earnings                                                                           1,759,595
                                                                                              ----------
Total stockholders' equity                                                                     1,954,295
                                                                                              ----------
Total liabilities and stockholders' equity                                                    $4,622,325
                                                                                              ==========


See accompanying notes.

                             Robert W. Hunt Company

                              Statements of Income


                                                                               Year ended December 31
                                                                               2000               1999
                                                                           -----------        -----------
Revenues                                                                   $12,997,179        $10,906,833
Operating expenses                                                           7,581,634          6,448,644
                                                                           -----------        -----------
Gross profit                                                                 5,415,545          4,458,189

General and administrative expenses                                          5,378,382          4,365,664
                                                                           -----------        -----------
Income from operations                                                          37,163             92,525

Other income (expense):
   Interest income                                                              22,342             31,919
   Interest expense                                                             (6,393)            (3,621)
   Other income, net                                                             5,378             17,631
                                                                           -----------        -----------
Total other income                                                              21,327             45,929
                                                                           -----------        -----------


Income before provision for income taxes                                        58,490            138,454
Provision for income taxes                                                      21,000             58,000
                                                                           -----------        -----------
Net income                                                                 $    37,490        $    80,454
                                                                           ===========        ===========

See accompanying notes.

                             Robert W. Hunt Company

                       Statements of Stockholders' Equity


                                                                      Additional
                                                Common Stock            Paid-in        Retained
                                            Shares        Amount        Capital        Earnings         Total
                                            ------        ------      ----------     ----------     ----------
Balance, December 31, 1998                    80          $ 80         $194,620      $1,646,151     $1,840,851
   Issuance of common stock                  160           160             (160)              -              -
   Dividends paid                              -             -                -          (2,100)        (2,100)
   Net income                                  -             -                -          80,454         80,454
                                             ---          ----         --------      ----------     ----------
Balance, December 31, 1999                   240           240          194,460       1,724,505      1,919,205
   Dividends paid                              -             -                -          (2,400)        (2,400)
   Net income                                  -             -                -          37,490         37,490
                                             ---          ----         --------      ----------     ----------
Balance, December 31, 2000                   240          $240         $194,460      $1,759,595     $1,954,295
                                             ===          ====         ========      ==========     ==========


See accompanying notes.

                             Robert W. Hunt Company

                            Statements of Cash Flows


                                                                                 Year ended December 31
                                                                                  2000            1999
                                                                               --------         --------
Operating activities

Net income                                                                    $  37,490        $  80,454
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Noncash items included in net income:
       Depreciation                                                              46,619           41,612
       Provision for bad debts                                                    5,000            6,500
       Deferred income taxes                                                     (3,618)          57,019
     Changes in operating assets and liabilities:
       Trade accounts receivable                                               (890,526)         557,693
       Prepaid expenses and deposits                                            (40,863)            (738)
       Income taxes receivable                                                   78,847          (78,847)
       Accounts payable and accrued liabilities                                 830,273         (580,189)
                                                                               --------        ---------
Total adjustments                                                                25,732            3,050
                                                                              ---------        ---------
Net cash provided by operating activities                                        63,222           83,504

Investing activities

Purchases of equipment and improvements                                         (34,937)         (61,921)
                                                                              ---------        ---------
Net cash used in investing activities                                           (34,937)         (61,921)

Financing activities

Dividends paid                                                                   (2,400)          (2,100)
                                                                              ---------        ---------
Net cash used in financing activities                                            (2,400)          (2,100)
                                                                              ---------        ---------

Net increase in cash and cash equivalents                                        25,885           19,483
Cash and cash equivalents, beginning of year                                    939,252          919,769
                                                                              ---------        ---------
Cash and cash equivalents, end of year                                        $ 965,137        $ 939,252
                                                                              =========        =========

Supplemental disclosure of cash flow information

   Interest paid                                                              $   6,393        $   3,621
                                                                              =========        =========
   Income taxes (recovered) paid                                              $ (57,600)       $ 118,210
                                                                              =========        =========



See accompanying notes.

                             Robert W. Hunt Company

                         Notes to Financial Statements

                               December 31, 2000


1. Nature of Operations

Robert W. Hunt Company (the Company) provides inspection, expediting, testing and related services to firms and governmental agencies in connection with the capital improvements, projects and purchases of those entities. The majority of the services are performed at vendor facilities throughout the United States with approximately five percent of such services being performed outside of the United States. More than half of the Company's volume is derived from services for highway departments. During the year ended December 31, 2000, services provided to the Pennsylvania Department of Transportation and the New York State Department of Transportation accounted for 18% and 11%, respectively, of the Company's revenues. During the year ended December 31, 1999, services provided to the Pennsylvania Department of Transportation and the New York State Department of Transportation accounted for 20% and 14%, respectively, of the Company's revenues. The remaining volume is derived from many different industries. In addition, about half of the accounts receivable at the end of the year are also from various governmental agencies. Customers are predominately based in the United States and less than fifteen percent of the customers are located outside the United States.

On October 31, 2001, the Company was acquired by U.S. Laboratories Inc., a national and international quality control specialty services company.

2. Summary of Significant Accounting Policies

Revenue and Expense Recognition

Revenues are recorded as earned, when services are performed. Payroll and other direct expenses are accrued as incurred. To the extent that cost is estimated to exceed contract revenue, charges are made to earnings in the period in which it is first determined, with a related reduction of unbilled receivables to estimated realizable value.

Cash and Cash Equivalents

For purposes of these financial statements, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

                             Robert W. Hunt Company

Concentration of Credit Risk

At December 31, 2000, the Company had funds deposited at one financial institution which exceeded the amount federally insured. The Company does not believe that it is exposed to any significant concentrations of credit risk related to its cash deposits.

Equipment and Improvements

Equipment and improvements are stated at cost and are depreciated over the estimated useful life of the asset using an accelerated method for both financial reporting and income tax reporting purposes.

Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

3. Line of Credit

The Company has a $1,250,000 line of credit available at December 31, 2000. The line of credit is secured by substantially all assets of the Company and bears interest at the prime rate (9.50% at December 31, 2000). There was no balance owed on this line at December 31, 2000.

In connection with the Company's acquisition by U.S. Laboratories Inc., as noted in Note 1, the line of credit was terminated on October 31, 2001.

                             Robert W. Hunt Company

4. Income Taxes

The components of income tax expense (benefit) are as follows:

                                                     2000
                                   Current         Deferred         Total
                                   -------         --------        -------
Federal                            $13,480         $(2,980)        $10,500
State                               11,138            (638)         10,500
                                   -------         -------         -------
                                   $24,618         $(3,618)        $21,000
                                   =======         =======         =======

                                                     1999
                                   Current         Deferred         Total
                                   -------         --------        -------
Federal                            $ 3,044         $46,956         $50,000
State                               (2,063)         10,063           8,000
                                   -------         -------         -------
                                   $   981         $57,019         $58,000
                                   =======         =======         =======

The tax provision calculated above includes provisions for franchise taxes paid, which are not based on income, to the various states in which the Company is required to file.

The temporary differences that give rise to deferred tax assets at December 31, 2000 relate principally to accrued vacation pay and the allowance for doubtful accounts.

The reconciliations of the statutory federal income tax expense to the effective tax expense for the years ended December 31, 2000 and 1999 are as follows:

                                                         2000            1999
                                                       --------        -------
Statutory amount                                       $ 19,887        $47,074
Benefit of graduated rates                              (10,264)        (9,827)
State taxes, net of federal benefit                       4,546          9,661
Meals and entertainment                                   1,805          1,160
Other nondeductible expenses                              4,067          6,513
Other                                                       959          3,419
                                                       --------        -------
                                                       $ 21,000        $58,000
                                                       ========        =======

Rate used to compute statutory amount                      34.0%          34.0%
                                                       ========        =======
Effective income tax rate                                  35.9%          41.9%
                                                       ========        =======

                             Robert W. Hunt Company

5. Capital Stock

During 1991, the Company established a stockholder agreement executed by the Company and all stockholders. The agreement prevents stockholders from disposing of their shares without offering them first to the Company or to the other stockholders at a price based upon a specific formula. The agreement also provides for the purchase of a stockholder's shares by the Company upon the stockholder's disability, employment termination or death at a price which approximates book value. At December 31, 2000, the book value of each stockholder's interest was $651,432. The Company has purchased life and disability insurance on each stockholder with a face value of $400,000.

On January 18, 1999, the Board of Directors authorized a 3-for-1 stock split of the Company's $1.00 par value common stock. As a result of the split, 160 additional shares were issued and additional paid-in capital was reduced by $160.

6. Lease Commitments

Home and branch office space and certain office equipment are leased under operating leases which expire at varying dates through 2004. Management expects that, in the normal course of business, such leases will be renewed or replaced by other leases. Certain existing leases contain options for renewal and clauses for escalation of rents to match the lessor's cost increases.

The following summarizes the future minimum rental payments required under existing operating leases as of December 31, 2000:

   2001                                                            $163,500
   2002                                                              93,300
   2003                                                              73,900
   2004                                                              51,400
                                                                   --------
   Total                                                           $382,100
                                                                   ========

Total rental expense for all operating leases for 2000 and 1999 was $163,341 and $125,269, respectively.

                             Robert W. Hunt Company

7. Employee Benefit Plan

The Company sponsors a defined contribution plan under Internal Revenue Code (the Code) Section 401(a) with a cash or deferred arrangement under Section 401(k) of the Code. The plan covers all domestic employees. The Company contributed approximately $64,300 and $58,800 to the plan in 2000 and 1999, respectively.

8. Contingencies

The Company has certain contingent liabilities resulting from litigation incident to the ordinary course of business. The Company maintains professional liability insurance and current litigation is covered by this insurance. Management believes that the probable resolution of such contingencies will not materially affect the financial position or results of operations of the Company.

9. Trade Accounts Receivable

Trade accounts receivable as of December 31, 2000 is comprised of the following:

 Accounts receivable:
   Billed                                                           $2,559,524
   Unbilled                                                            849,444
 Retainages due upon completion of contract                             43,724
                                                                    ----------
                                                                     3,452,692
 Less allowance for doubtful accounts                                  (38,919)
                                                                    ----------
                                                                    $3,413,773
                                                                    ==========

                             Robert W. Hunt Company

10. Accounts Payable and Other Accrued Liabilities

Accounts payable and other accrued liabilities as of December 31, 2000 is comprised of the following:

 Accounts payable                                                   $  120,930
 Accrued officers' compensation                                      1,653,800
 Other accrued compensation                                            680,837
 Accrued vacation pay                                                  117,789
 Accrued payroll taxes                                                  85,350
 Income taxes payable                                                    3,431
 Miscellaneous accruals                                                  5,893
                                                                    ----------
                                                                    $2,668,030
                                                                    ==========

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     On October 31, 2001, the Company acquired all of the capital stock of the Robert W. Hunt Company.

The unaudited pro forma condensed combined balance sheet as of September 30, 2001 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2000 and for the nine months ended September 30, 2001 have been prepared by the Company based on the historical financial statements of the Company and the Robert W. Hunt Company, and may not be indicative of the financial position or results that may have actually occurred if the combination had been in effect on the date indicated or for the periods presented or which may be obtained in the future. The pro forma condensed combined financial statements should be read in conjunction with the audited financial statements and notes of the Company (as previously filed with the Securities and Exchange Commission) and of Robert W. Hunt Company (as included herein).

     The unaudited pro forma condensed combined balance sheet as of September 30, 2001 has been prepared based on the assumption that the purchase of the Robert W. Hunt Company had been consummated on that date. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2000 and for the nine months ended September 30, 2001 both assume the purchase of the Robert W. Hunt Company had been consummated on January 1, 2000. The pro forma information is based on the audited financial statements of the Company and the Robert W. Hunt Company for the year ended December 31, 2000 and the unaudited financial statements as of and for the nine months ended September 30, 2001, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes.

                             U.S. LABORATORIES INC.
             PRO FORMA CONDENSED COMBINED BALANCE SHEET (unaudited)
                            as of September 30, 2001



                                                    U.S.            R.W. Hunt         Pro Forma         Pro
                                              Laboratories Inc.        Co.            Adjustments       Forma
                                              ----------------    ------------       ------------    -----------
                                               (as reported)      (Historical)
Assets:

Current Assets:
Cash and Cash Equivalents ....................  $ 6,468,856        $1,448,253 (A)     $(6,528,604)   $ 1,388,505
Receivables (Net) ............................   11,992,904         2,468,352                 --      14,461,256
Unbilled Receivables .........................      933,707         1,302,290                 --       2,235,997
Prepaid Expenses .............................      540,678           102,620                 --         643,298
                                                -----------        ----------         -----------    -----------
         Total Current Assets ................  $19,936,145        $5,321,515         $(6,528,604)   $18,729,056

Furniture & Equipment, Net ...................    2,674,192           171,353                          2,845,545
Goodwill (Net) ...............................    3,625,796               --  (B)      11,563,232     15,189,028


Other assets .................................      347,806               --                  --         347,806
                                                -----------        ----------         -----------    -----------
         Total Assets ........................  $26,583,939        $5,492,868         $ 5,034,628    $37,111,435
                                                ===========        ==========         ===========    ===========

Liabilities & Stockholders' Equity:

Current Liabilities:
Notes Payable, current portion ...............  $   532,443        $      --  (C)     $ 3,000,000    $ 7,532,443
                                                                              (G)       4,000,000


Accounts Payable .............................    1,771,087           216,420                 --       1,987,507
Accrued Liabilities ..........................    2,028,172         3,410,886                 --       5,439,058




Deferred and income taxes payable ............      257,403           (99,810)                --         157,593

                                                -----------        ----------         -----------    -----------
         Total Current Liabilities ...........  $ 4,589,105        $3,527,496         $ 7,000,000    $15,116,601

Notes Payable, net of current portion ........      933,908               --                  --         933,908
                                                -----------        ----------         -----------    -----------
         Total Liabilities ...................  $ 5,523,013        $3,527,496         $ 7,000,000    $16,050,509

Stockholders' Equity:

Common Stock .................................  $    47,510        $      --          $       --     $    47,510
Treasury Stock ...............................     (425,575)              --                  --        (425,575)
Additional Paid-in-Capital ...................   16,513,299               --                  --      16,513,299
Note receivable from stockholder .............     (140,863)              --                  --        (140,863)
Retained Earnings ............................    5,066,555               --                  --       5,066,555
Equity of Hunt................................          --          1,965,372          (1,965,372)           --
                                                -----------        ----------         -----------    -----------
         Total Stockholders' Equity ..........  $21,060,926        $1,965,372         $(1,965,372)   $21,060,926
                                                -----------        ----------         -----------    -----------
Total Liabilities and Stockholders' Equity ...  $26,583,939        $5,492,868         $ 5,034,628    $37,111,435
                                                ===========        ==========         ===========    ===========

See Notes To Unaudited Pro Forma Condensed Combined Financial Information    13

                            U.S. LABORATORIES INC.
          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (unaudited)
                      For the Year Ended December 31, 2000


                             U.S.         R.W. Hunt      Pro Forma      Pro
                       Laboratories Inc.      Co.       Adjustments    Forma
                       ----------------  ------------   ----------- -----------
                        (as reported)    (Historical)
Revenue ...............  $35,188,391    $12,997,179     $       --  $48,185,570

Cost of Goods Sold ....   20,134,589      7,581,634             --   27,716,223
                         -----------      ---------     ----------  -----------

Gross Profit ..........   15,053,802      5,415,545             --   20,469,347

Selling, General
  and Administrative
  Expenses ............   12,148,103      5,378,382 (I)    578,712   15,543,997
                                                    (E) (2,830,000)
                                                    (F)    268,800

Other Income (Expense),
  net .................      (63,723)         5,378             --      (58,345)

Interest Income
  (Expense), net ......     (258,559)        15,949 (H)   (259,992)    (502,602)
                         -----------    -----------     ----------   ----------

Income before provision
  for Income Taxes ....    2,583,417         58,490      1,722,496    4,364,403

Provision for Income
  Taxes ...............      878,000         21,000 (D)    585,648    1,484,648
                         -----------    -----------     ----------  -----------

Net Income ............  $ 1,705,417    $    37,490     $1,136,848  $ 2,879,755
                         ===========    ===========     ==========  ===========

Earnings per common
  share:
Basic .................          .53            --              --          .90
Diluted ...............          .53            --              --          .90

Weighted average shares
  outstanding:
Basic .................    3,208,565            --              --    3,208,565
Diluted ...............    3,208,565            --              --    3,208,565
                          ==========    ===========     ==========   ==========

See Notes To Unaudited Pro Forma Condensed Combined Financial Information    14

                            U.S. LABORATORIES INC.
          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (unaudited)
                  For The Nine Months Ended September 30, 2001

                                                   U.S.                                Pro Forma           Pro
                                             Laboratories Inc.   R.W. Hunt Co.        Adjustments         Forma
                                             -----------------   -------------        -----------     ------------
                                              (as reported)      (Historical)
Revenue ...................................    $ 36,862,214      $ 12,151,630        $       --       $ 49,013,844

Cost of Goods Sold ........................      21,949,228         6,234,465                --         28,183,693
                                               ------------      ------------        ------------     ------------

Gross Profit ..............................      14,912,986         5,917,165                --         20,830,151

Selling, General and Administrative
  Expenses.................................      11,701,780         5,870,672 (K)      (2,686,200)      15,521,892
                                                                              (N)         434,040
                                                                              (L)         201,600

Other Income (Expense), net ...............          14,948           (10,180)               --              4,768

Interest Income (Expense), net ............         (84,948)          (14,906)(M)        (195,000)        (294,854)
                                               ------------      ------------        ------------     ------------

Income before provision for Income Taxes ..       3,141,206            21,407           1,855,560        5,018,173

Provision for Income Taxes ................       1,269,702             7,329 (J)         742,260        2,019,291
                                               ------------      ------------        ------------     ------------

Net Income ................................    $  1,871,504      $     14,078        $  1,113,300     $  2,998,882
                                               ============      ============        ============     ============

Earnings per common share:
Basic .....................................             .48              --                  --                .77
Diluted ...................................             .44              --                  --                .70

Weighted average shares outstanding:
Basic .....................................       3,916,357              --                  --          3,916,357
Diluted ...................................       4,300,136              --                  --          4,300,136
                                               ============      ============        ============     ============

See Notes To Unaudited Pro Forma Condensed Combined Financial Information
                                                                              15

U.S. Laboratories Inc.
NOTES to Unaudited Pro Forma Condensed Combined Financial Information

(A) This adjustment reflects the pro forma effect on cash at December 31, 2000 giving effect to the amount of internal funds used to finance the acquisition of Robert W. Hunt Company ("Hunt").

(B) This adjustment reflects the initial pro forma increase to Goodwill resulting from the acquisition and including an estimated amount for certain known direct costs of the acquisition and adjustments that may occur as a result of the allocation of the purchase price in accordance with APB Opinion No. 16 and 17, as amended.

(C)  This adjustment reflects the amount borrowed by the Company to purchase
     Hunt.

(D) This adjustment reflects the pro forma effects on the consolidated income tax expense resulting from the pro forma adjustments to the pro forma condensed combined Statement of Income.

(E) This adjustment reflects the salary and bonus expense and fringe assumed not incurred for the three former shareholders of Hunt.

(F) This adjustment reflects the salary and bonus expense and fringe assumed that was incurred for the three former shareholders of Hunt.

(G) This adjustment reflects the short term notes payable due July 31, 2002 to the former stockholders for the sale of Hunt.

(H) This adjustment reflects the interest expense on the promissory notes due July 31, 2002 to the former stockholders for the Hunt acquisition.

(I) This adjustment reflects the goodwill expense for the year ended December 31, 2000.

(J) This adjustment reflects the pro forma effects on the consolidated income tax expense resulting from the pro forma adjustments to the pro forma condensed combined Statement of Income.

(K) This adjustment reflects the salary and bonus expense and fringe assumed not incurred for the three former shareholders of Hunt.

(L) This adjustment reflects the salary and bonus expense and fringe assumed incurred for the three former shareholders of Hunt.

(M) This adjustment reflects the interest expense on the promissory notes due July 31, 2002 to the former stockholders for the Hunt acquisition.

(N) This adjustment reflects the goodwill expense for the nine months ended September 30, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       U.S. LABORATORIES INC.

Dated: January 14, 2002                By: /S/ Donald Alford
                                           -----------------
                                           Donald Alford
                                           Executive Vice President
                                            and Secretary